UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Atrion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Atrion Corporation
One Allentown Parkway
Allen, Texas 75002-4211
Tel 972-390-9800

April 15, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of Atrion Corporation which will be held at our offices in Allen, Texas on Thursday, May 26, 2011 at 10:00 a.m., Central Time.  Details regarding admission to, and the business to be conducted at, the annual meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the Company’s proxy statement.  A notice of the annual meeting and the Company’s proxy statement accompany this letter.  We have also made a copy of our 2010 Annual Report to Stockholders available with our proxy statement.

In accordance with Securities and Exchange Commission rules, we are again furnishing proxy materials to our stockholders primarily on the Internet.  We believe that this method of distribution will lower our costs and reduce the environmental impact of our annual meeting, as well as expedite your receipt of our proxy materials.

We encourage you to attend the meeting in person.  However, it is important for your shares to be represented at the meeting whether or not you plan to be personally present.  Accordingly, please vote as soon as possible.  To vote your shares, please refer to the instructions for voting in the Company’s proxy statement or in the Notice of Internet Availability of Proxy Materials or proxy card.

Sincerely,

Emile A Battat
Chairman and Chief Executive Officer

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Atrion Corporation:

Notice is hereby given that the annual meeting of stockholders of Atrion Corporation (the “Company”) will be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Thursday, May 26, 2011 at 10:00 a.m., Central Time, for the following purposes:

1.	To elect two Class I directors.

2.	To ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2011.

3.	To conduct an advisory vote on the compensation of our executive officers.

4.	To conduct an advisory vote on the frequency of future advisory voting on the compensation of our executive officers.

5.	To transact such other business as may properly come before the meeting.

The Board of Directors fixed the close of business on April 5, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer

April 15, 2011

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE.  TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS FOR VOTING IN THE COMPANY’S PROXY STATEMENT OR IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 26, 2011

GENERAL INFORMATION

This proxy statement is being furnished to the stockholders of Atrion Corporation (sometimes referred to herein as “Atrion,” “we,” “us,” “our,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors to be voted at the annual meeting of stockholders to be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Thursday, May 26, 2011 at 10:00 a.m., Central Time, and at any adjournment of such meeting.  The notice of annual meeting, proxy statement and form of proxy and the Company’s 2010 Annual Report are first being made available to stockholders on or about April 15, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:    What is the purpose of the annual meeting?

A:    At the annual meeting, our stockholders will consider and vote upon the following matters:

●	election of two Class I directors;
●	ratification of the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2011;
●	on an advisory basis, the compensation of our executive officers; and
●	on an advisory basis, the frequency of future advisory voting on the compensation of our executive officers.

Our stockholders will also transact such other business as may properly come before the meeting.

Q:           Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:           The rules of the Securities and Exchange Commission, or SEC, allow us to provide access to our proxy materials primarily over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders.  Instructions on how to access our proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Q:           How can I get electronic access to the proxy materials?

A:           The Notice provides you with instructions regarding how you may access and review on the Internet our proxy materials for the annual meeting.

Q:    Who is entitled to vote at the annual meeting?

A:     Stockholders Entitled to Vote: Stockholders of record at the close of business on April 5, 2011, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.  At the close of business on the record date, we had outstanding and entitled to vote 2,015,929 shares of common stock, our only voting securities.  Holders of record of shares of common stock outstanding on the record date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.

Registered Stockholders: If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and we are providing the Notice to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.

Beneficial Owners: If your shares are held in the name of a broker, bank or other nominee, you are considered the beneficial owner of those shares and the broker, bank or other nominee is the record holder.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the annual meeting.  However, because you are not the record holder, you may not vote these shares in person at the annual meeting unless you follow the record holder’s procedures for obtaining a legal proxy.

Q:           Can I attend the annual meeting in person?

A:          You are invited to attend the annual meeting if you are a registered stockholder or a beneficial owner as of the record date. You must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, to enter the meeting.  In addition, if your shares are held by your broker, bank or other nominee, please bring your Notice or other evidence of stock ownership as of the record date.  The meeting will begin promptly at 10:00 a.m., Central Time. Check-in will begin at 9:30 a.m., Central Time.  Please allow ample time for the check-in procedures.

Q:           How can I vote my shares?

A:           Registered Stockholders: Registered stockholders may vote (i) by attending the annual meeting, (ii) by following the instructions on your Notice for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating and mailing in a proxy card. Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 25, 2011.

Beneficial Owners: If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.  If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy at the annual meeting to vote your shares.

Q:           If I sign, date and return a proxy, how will it be voted?

A:          Unless you revoke your proxy instructions, as described below under “Can I change my vote?,” shares of common stock represented by your proxy will be voted at the annual meeting as you specify over the Internet, by telephone or on the proxy card.  If you do not specify how to vote your shares, the shares represented by your proxy will be voted For the election as director of the nominees of the Board of Directors named herein; For ratification of the appointment of Grant Thornton LLP as independent accountants to audit our financial statements for the year 2011; For approval, on an advisory basis, of the compensation of our executive officers; and, on an advisory basis, for holding advisory voting on the compensation of our executive officers every Three Years.  In addition, in their discretion the persons designated as proxies will vote upon such other business as may properly come before the meeting, including voting for any adjournment of the meeting proposed by the Board of Directors.

Q:           Can I change my vote?

A:          You may change your vote at any time prior to the vote at the annual meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the annual meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive office in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions or (iv) cast a new vote by the Internet or by telephone (not later than 11:59 p.m., Eastern Time, on May 25, 2011).  If your shares are held by a broker, bank or other nominee, you must request instructions as to how to revoke your proxy from the bank, broker or other nominee that holds your shares.

Q:           What happens if I decide to attend the annual meeting but I have already voted or submitted a proxy covering my shares?

A:           You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the annual meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the annual meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:           What is a quorum?

A:           The annual meeting will be held if a majority of the shares of our common stock outstanding on the record date entitled to vote is represented in person or by proxy at the meeting, constituting a quorum. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum.

Q:           What if I am a beneficial owner and do not give the nominee voting instructions?

A:           If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain routine matters but cannot vote on non-routine matters.  The proposal to ratify the appointment of Grant Thornton LLP is a routine matter and your broker is permitted to vote your shares even if you do not provide your broker voting instructions.  The election of directors and the advisory voting on executive compensation and the frequency of advisory voting on executive compensation are not deemed to be routine matters.  Accordingly, your broker is not entitled to vote your shares on those matters unless voting instructions are received from you.

Q:           What votes are necessary to elect directors and approve the other items of business at the annual meeting?

A:           Directors will be elected at the annual meeting by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote.  Abstentions and broker non-votes will have no effect on the election of directors.  Ratification of the appointment of Grant Thornton LLP and approval, on an advisory basis, of our executive compensation each requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote thereon.  Abstentions will have the same effect as a negative vote, and broker non-votes will have no effect, on the proposal to ratify the appointment of Grant Thornton LLP and on the proposal to approve, on an advisory basis, the compensation of our executive officers.  The vote on the frequency of advisory voting on the compensation of our executive officers is also advisory, and the frequency choice receiving the greatest number of votes cast will be considered the preference of our stockholders.  Abstentions and broker non-votes will have no effect on this advisory vote.

Item No. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II and Class III.  Two Class I directors are to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2014 and until the election and qualification of their successors in office.  The nominees for election as Class I directors named below are members of the Board of Directors and were previously elected by our stockholders.  It is intended that the persons named as proxies will vote for the election of these nominees.  If the nominees listed below, who have indicated their willingness to serve as directors if elected, are not candidates when the election occurs, proxies may be voted for the election of any substitute nominees.

The following information is furnished with respect to our Board of Directors’ nominees for election as directors and each director whose term will continue after the annual meeting.

Name, Age, Service as a Director of the Company
Principal Occupation, Positions and Offices, Other Directorships and Business Experience

Nominees for Election as Director

Class I - Term Ending in 2014
Emile A Battat

Mr. Battat, age 73, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998, as Chief Executive Officer of the Company and as Chairman of the Board or President of each of the Company’s subsidiaries since October 1998, and as President of the Company from October 1998 until May 2007.  Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University.  He is an associate member of Sigma Xi, a scientific honor society.  Mr. Battat’s many years of executive-level experience at other companies, his education and training and his in-depth knowledge of the Company’s operations and finances gained through his 24 years as a director and 13 years as our Chief Executive Officer enable him to provide our Board of Directors with strong and capable leadership.

Ronald N. Spaulding

Mr. Spaulding, age 47, has been a director since February 2006 and has been a private investor since 2008.  Prior to May 2008, Mr. Spaulding was the President of Worldwide Commercial Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets.  Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, and also served on the Guidant Management Committee from 2002 until 2005.  From 2003 to 2005, he was the President of Europe, Middle East, Africa and Canada of Guidant Corporation.  From 2000 to 2003, Mr. Spaulding served as President of Guidant’s Cardiac Surgery business.  Mr. Spaulding holds a Master’s degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami.  Mr. Spaulding’s over 21 years of healthcare experience, including service as an officer of publicly-held companies with medical device operations, his knowledge of regulatory and operational matters affecting the development and marketing of medical devices and his educational background enable Mr. Spaulding to bring a valuable and unique perspective to our Board of Directors.

Directors Continuing in Office

Class II - Term Ending in 2012
Hugh J. Morgan, Jr.

Mr. Morgan, age 82, has been a director since 1988 and a private investor since 2003. He served as Chairman of the Board of National Bank of Commerce of Birmingham from February 1990 until April 2003.  Previously, Mr. Morgan spent over 26 years at Southern Natural Gas Company and spent 14 years at Sonat Inc., its parent company, after its formation in 1973.  At the time of his retirement in 1987, Mr. Morgan was serving as the Chairman of the Board of Southern Natural Gas Company and as Vice Chairman of the Board of Sonat Inc.  Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School and the Advanced Management Program at Harvard Business School.  Mr. Morgan’s legal and business background, including his substantial experience as a senior officer and director of Sonat Inc. and its subsidiary Southern Natural Gas Company, and his long-term service as a director of the Company enable him to provide our Board of Directors valuable insight into corporate operations and governance and financial matters.

Class III - Term Ending in 2013
Roger F. Stebbing

Mr. Stebbing, age 70, has been a director since 1992 and has been the lead director since December 2007.  Mr. Stebbing is President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986.  Mr. Stebbing is a licensed professional engineer and has a BSc honors degree in Chemical Engineering from Salford University.  Mr. Stebbing has had extensive experience in the design and development of complex projects and provides our Board of Directors valuable engineering knowledge, expertise and insight, as well as an in-depth knowledge of the Company gained through his long-time service as a director.

John P. Stupp, Jr.

Mr. Stupp, age 61, has been a director since 1985.  He is President of Stupp Bros., Inc., a diversified holding company, and has served in such capacity since March 2004.  From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc.  Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University.  He serves as a director and as a member of the audit committee of The Laclede Group, Inc., a public utility holding company.  Mr. Stupp’s substantial experience as President of Stupp Bros., Inc., as Chief Executive Officer of Stupp Corporation and as a director of public companies and non-profit organizations, as well as his long-term relationship with the Company, provides our Board of Directors valuable financial and operational expertise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEES,
EMILE A BATTAT AND RONALD N. SPAULDING

Information Regarding Board of Directors and Committees

Board Leadership and Independence.  The positions of Chairman and Chief Executive Officer are held by Mr. Emile Battat.  Mr. Stebbing, who is currently the Chair of the Corporate Governance Committee, is serving as our lead director.  We believe this leadership structure is appropriate for the Company in that our Board of Directors is small, currently numbering five directors, and the combined role of Chairman of the Board and Chief Executive Officer promotes unified direction and leadership for the Company.  In determining whether a director is independent, the Board of Directors applies the standards for director independence set forth in The Nasdaq Stock Market (“Nasdaq”) listing standards.  Our Board of Directors has determined that the following directors are “independent” within the meaning of those standards: Messrs. Morgan, Spaulding, Stebbing and Stupp, and that Mr. Emile Battat is not independent.  In making such determination, the Board of Directors took into account that Mr. Stebbing has been engaged by the Company to provide certain engineering services to the Company during 2011.  Our Audit, Compensation and Corporate Governance Committees are comprised solely of independent directors.  Our independent directors meet regularly in executive sessions without management present.  Mr. Stebbing, our lead director, is responsible for calling, establishing agendas for and moderating those executive sessions.

Meetings.  Our Board of Directors held six meetings during 2010.  Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees on which he served held in 2010 during the time he served as a director or as a member of such committees.

Nominating Process.  Because of the small number of directors, our Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board of Directors will be selected by a majority vote of the directors meeting the Nasdaq independence requirements (Messrs. Morgan, Spaulding, Stebbing and Stupp).  Accordingly, our Board of Directors does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board of Directors, in selecting nominees for election as directors, our Board of Directors, with the assistance of our Corporate Governance Committee, will review and evaluate candidates submitted by directors and management and by our stockholders pursuant to the procedures set forth in our Bylaws and described in “Stockholder Nominations for Directors” at page 27 of this proxy statement.  The Board of Directors, in considering possible nominees, will take into account the following: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience that is relevant to our Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interest of all of our stockholders.   Our Board of Directors believes that having directors with diverse backgrounds and business experience is in our best interest and these factors are considered in connection with the selection of nominees for election as directors. Our current directors have diverse industry backgrounds, including substantial experience in medical device, industrial, engineering, financial and energy companies.  All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors or management.

The Board’s Role in Risk Oversight.  Our Board of Directors has the responsibility for overseeing the Company’s exposure to risk.  The Board of Directors, directly and through its committees, reviews our material risk exposures, including operational risks, investment risks, financial risks and compensation risks.  Our Board of Directors and its committees meet with management when necessary in performing these oversight functions.

Committees.  Our Board of Directors has four standing committees: the Executive Committee, the Corporate Governance Committee, the Compensation Committee and the Audit Committee.

Our Executive Committee is currently comprised of Messrs. Emile Battat and Morgan.

Our Board of Directors has determined that the members of our Corporate Governance Committee, Compensation Committee and Audit Committee must meet the independence requirements of the Nasdaq listing standards and that the Audit Committee members must also meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, not have participated in the preparation of the  financial statements of the Company or any current subsidiary during the past three years and be able to read and understand fundamental financial statements.

Our Corporate Governance Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stebbing, assists in the evaluation of possible nominees for election to the Board of Directors as requested by the Board of Directors, reviews annually and advises the Board of Directors with respect to the compensation of directors, administers the Company’s stock ownership guidelines and recommends to the Board of Directors (a) the number of directors to be fixed in connection with each annual meeting of our stockholders, (b) the directors to be appointed to each of the committees of the Board of Directors, after considering the recommendation of our Chairman of the Board, (c) corporate governance guidelines if the Corporate Governance Committee deems them appropriate and (d) proposed changes to the charter of the Corporate Governance Committee.  In making recommendations to the Board of Directors as to director compensation, our Corporate Governance Committee considers our directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required and market data on director compensation and takes into account recommendations made by Mr. Emile Battat.  Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available at our website at www.atrioncorp.com.  The Corporate Governance Committee met two times in 2010.

Our Compensation Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stupp, makes recommendations to the Board of Directors as to the remuneration of our executive officers, administers the Atrion Corporation 1997 Stock Incentive Plan, or 1997 Stock Incentive Plan, the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, or 2006 Equity Plan, the Atrion Corporation Non-Employee Director Stock Purchase Plan, or Stock Purchase Plan, and the Atrion Corporation Deferred Compensation Plan for Non-Employee Directors, or Deferred Compensation Plan, and reviews and makes recommendations regarding our other incentive compensation plans. The primary processes and procedures for the consideration and determination of executive compensation, the role of executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority and the role of compensation consultants in determining or recommending executive officer compensation are set forth in “Compensation Discussion and Analysis” at page 9 of this proxy statement.  Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.atrioncorp.com.  The Compensation Committee met three times in 2010.

In 2006 and 2007, an outside compensation consultant, Mercer Human Resource Consulting, or Mercer Consulting, was engaged at the request of the Compensation Committee to provide information as to the compensation of chief executive officers, chief operating officers and chief financial officers in public companies with annual revenues of less than $250 million and annual median revenues ranging from $75 million to $125 million.

Our Audit Committee, which is currently comprised of Messrs. Morgan, Spaulding and Stupp, appoints, determines the appropriate compensation for and oversees the work of the Company’s independent auditors, and assists the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures and oversees related party transactions.  Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.atrioncorp.com.  The Audit Committee reviews, at least annually, the Audit Committee Charter and is to recommend any changes to the Audit Committee Charter to the Board of Directors.  Our Board of Directors has determined that each member meets the independence standards and other criteria for Audit Committee membership set forth above, and that Mr. Stupp qualifies as an audit committee financial expert. Our Audit Committee met six times in 2010.

Stockholder Communications to the Board of Directors.   Any stockholder wishing to communicate with our Board of Directors about any matter should send the communication, in written form, to Emile A Battat, Chairman and Chief Executive Officer, at our principal office in Allen, Texas. Mr. Emile Battat will promptly send the communication to the other members of the Board of Directors.

Attendance at Stockholder Meetings.  The Board of Directors has adopted a policy encouraging each director to attend, if practicable, our annual meetings of stockholders.  The 2010 annual meeting was attended by all of our directors.

Code of Ethics.  The Board of Directors has adopted a Code of Business Conduct that applies to our employees, including our executive officers, and to the members of our Board of Directors.

Stock Ownership Guidelines for Directors.  In 2010, the Board of Directors adopted stock ownership guidelines that apply to our directors, executive officers and certain other officers of the Company.  Each non-employee director is required to own not less than 1,000 shares of our common stock within three years of the later of adoption of the stock ownership guidelines and the date of election to the Board of Directors.  Stock that counts toward these guidelines is described in “Stock Ownership Guidelines for Officers” at page 12 of this proxy statement.

Director Compensation

During 2010, each non-employee director was paid a fee of $60,000 for his service as a director.  In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee were each paid an annual fee of $6,000, and the Chairman of the Audit Committee was paid an annual fee of $12,000.  Mr. Emile Battat, our only employee director, does not receive any compensation for his service as a director.  We reimburse our directors for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

The Stock Purchase Plan provides non-employee directors with a convenient method of acquiring shares of our common stock.  The Stock Purchase Plan allows non-employee directors to elect to receive fully-vested stock and restricted stock in lieu of some or all of their fees.  The foregone fees are converted into shares of fully-vested and restricted stock on the day the applicable fees otherwise would have been paid.  The restricted stock vests in equal amounts on the first day of the second, third and fourth calendar quarters following receipt of the stock, provided the non-employee director is then serving as a member of the Board of Directors.

The Deferred Compensation Plan allows non-employee directors to defer all or part of their fees into stock units.  A stock unit account is set up for each participating non-employee director.  The stock unit account is credited with a number of stock units equal to the fees deferred by the non-employee director divided by the closing price of our common stock on the day next preceding the date on which the deferred fees would have been paid.  The stock units vest as follows:  25% vest on the date credited to the stock unit account and 25% vest on each of the April 1, July 1 and October 1 immediately following the date credited to the stock unit account, provided the non-employee director is then serving as a member of our Board of Directors.  Each stock unit account is credited with additional whole or partial stock units reflecting dividends that would have been paid on the number of shares represented by that stock unit account.  The stock units held in a non-employee director’s stock unit account are distributed in the form of whole shares of common stock, with cash paid for fractional stock units, in the January following the year in which his service as a director ceases or in January of a particular year, as specified by the non-employee director in his or her deferred fee election form.

The fees for non-employee directors who elect to participate in either the Stock Purchase Plan or the Deferred Compensation Plan or both are paid on the first business day of January of each year for the calendar year then beginning, in each case to the extent such election or elections apply.

The following table sets forth summary information concerning the compensation of our non-employee directors for the year ended December 31, 2010:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)(1)	Total ($)

Hugh J. Morgan, Jr.	66,000	(2)	—	66,000
Ronald N. Spaulding	60,000		—	60,000
Roger F. Stebbing	66,000		792	66,792
John P. Stupp, Jr.	72,000	(3)	249	72,249

(1)
Amounts shown in this column represent the value of stock units credited to directors’ stock unit accounts in 2010 on account of dividends paid on our common stock during the prior calendar year, in accordance with the terms of the Deferred Compensation Plan.

(2)
Mr. Morgan elected to receive 50 percent of his fees for 2010 in shares of our common stock, pursuant to the Stock Purchase Plan described above.  As a result, Mr. Morgan was issued 211 shares, valued at $155.72 per share, the closing market price of the Company’s common stock on December 31, 2009, the last trading date prior to the date of issuance.

(3)
Mr. Stupp elected to defer $7,200 of his fees for 2010 into stock units, pursuant to the Deferred Compensation Plan described above.  As a result, Mr. Stupp’s stock unit account was credited with 46.24 stock units, which amount was based on $155.72 per share, the closing market price of our common stock on December 31, 2009, the last trading date prior to the date of issuance.  As of December 31, 2010, Mr. Stupp held an aggregate of 2,000 stock options and had an aggregate of 197.36 stock units in his stock unit account.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary.  Atrion Corporation develops and manufactures products primarily for medical applications, and we operate in a very competitive industry.  The purpose of our executive compensation program is to attract, retain and motivate executives who lead our business and to align their interests with the long-term interests of our stockholders.  The principal elements of our compensation program are base salaries, annual cash bonuses and incentive awards and long-term incentives in the form of equity awards.  We believe that our compensation program provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions.  Our compensation program is designed to reward our executive officers for high level corporate performance as reflected by increases in our operating income and earnings per share. Elements of the program are also intended to reward key personnel based on the performance of our operating units and to reward them for individual responsibilities, experience, performance and capacity to influence our results.  We provide limited perquisites for our executive officers and only our chief executive officer has an employment agreement.  Consistent with our past practice, performance-based compensation represented a significant component of our executive officers’ compensation in 2010.  Although our current executive officers own beneficially, in the aggregate, over 10% of our outstanding common stock, we have adopted stock ownership guidelines to ensure that our present and future executive officers, as well as certain other designated officers of the Company or our subsidiaries, acquire and maintain a meaningful equity stake in the Company.

Roles of the Compensation Committee, Management and Outside Consultants.  Our Compensation Committee establishes the overall compensation program for our executive officers and makes recommendations for their base salaries, salary increases, and any discretionary bonuses. In addition, the Compensation Committee administers our equity incentive program. To assist in the process of administering our compensation program for our executive officers, our Compensation Committee reviews tally sheets identifying the annual compensation for our executive officers in previous years, including base salaries, cash bonuses, long-term incentive awards, benefits and perquisites.  Each tally sheet also shows the amount payable to the executive officers upon termination of employment under various circumstances and equity ownership.  From time to time, directors who are not members of the Compensation Committee attend meetings of the Compensation Committee, including Mr. Emile Battat who attends some meetings or parts of meetings. The Compensation Committee does not delegate the authority to make equity awards. Our executive officers are responsible for the salaries, salary increases, and cash bonuses of key personnel in our operating units who are not executive officers, and they administer separate incentive plans for those units, subject, in the case of one of our units, to review by our Compensation Committee with respect to bonuses for one of our executive officers, David A. Battat, our President and Chief Operating Officer, who participates in that unit’s plan. In considering the base salaries for Mr. David Battat and for Jeffery Strickland, our Vice President and Chief Financial Officer, Secretary and Treasurer, the Compensation Committee takes into account the recommendations of Mr. Emile Battat. Mr. Emile Battat also assisted in the development of an annual cash incentive plan for our chief financial officer that was first effective in 2007 and is modeled after the bonus plan applicable to Mr. Emile Battat. Additionally, Mr. Emile Battat has recommended that Mr. David Battat continue participating in the incentive plan of Halkey-Roberts Corporation, or Halkey-Roberts, one of our operating units of which he serves as President and is responsible for its day-to-day operations. Mr. Emile Battat is the only executive officer with an employment agreement, which is described below.  From time to time we have engaged Mercer Consulting to provide information regarding compensation of executive officers.  In 2006, Mercer Consulting reviewed the compensation of chief executive officers and chief financial officers in companies with annual revenues of less than $250 million and annual median revenues ranging from $75 million to $125 million. A review of the compensation of chief operating officers for companies in those categories was provided by Mercer Consulting in early 2008.  These surveys provided us with information regarding base salary, target bonus, target total annual compensation, long-term incentives, and total direct compensation. This information has been used by our Compensation Committee to obtain a more thorough understanding of compensation practices in companies in those categories so as to assist our Compensation Committee in formulating its recommendations to our Board of Directors regarding the compensation structure and levels of our executive officers. In addition, the Compensation Committee reviews compensation surveys that include a broad range of companies.

Elements of Our Compensation Program. Our compensation program’s main elements are base salaries, annual cash bonuses and incentive awards and long-term incentives in the form of equity awards. Additional elements are our health insurance plan, retirement benefits under our Section 401(k) Savings Plan, or 401(k) Plan, and limited perquisites. We utilize these elements because we believe they are necessary or helpful in achieving the objectives of our compensation program. For example, base salaries are designed to attract and retain executive officers and key personnel and are intended to be at a competitive level. Annual cash bonuses and incentive awards and equity awards are intended to reward executive officers and key personnel and provide incentives for superior results by us or one of our operating units and for individual responsibility and performance. Equity awards also are intended to align the interests of our executive officers and key personnel with the interests of our stockholders. The combination of these elements is designed to compensate employees fairly for the services they provide on a regular basis.

We believe that base salary is the most crucial element of our program in terms of attracting and retaining executive officers and other key employees. Annual cash bonuses provide our executive officers and other key personnel with the opportunity to receive cash compensation in addition to their salaries and are intended to reward them for the performance of the Company as a whole or of our operating units and for individual performance. We consider long-term incentives in the form of equity awards as very important in aligning the interests of our executive officers and key personnel with the interests of our stockholders. We do not have a specific policy of awarding options as opposed to restricted stock or restricted stock units. For many years, most of our equity awards were in the form of stock options because of the incentive they provide to employees in that they have to be in the money for the employees to realize any benefit from the awards.  However, in the past few years we have shifted the focus of our equity awards to restricted stock and restricted stock units, principally due to the change in accounting treatment for options. We believe that our health insurance benefits, along with certain other benefits, are necessary components of our compensation program insofar as attracting and retaining employees.

We believe that our executive compensation program should be internally consistent and equitable. In 2010 Mr. Emile Battat’s base salary, which is fixed by his employment agreement, was 1.8 times the base salary of Mr. David Battat and approximately 2.2 times the base salary of Mr. Strickland. We believe that these differences were appropriate based on the responsibilities and experience of our executive officers. As discussed below, both Mr. Emile Battat and Mr. Strickland are entitled to annual cash bonuses equal to certain percentages of increases in our operating income. The percentage of the increase in operating income that is to be awarded to Mr. Emile Battat is set forth in our employment agreement with him and was determined based on our Compensation Committee’s discussions with him. In determining what percentage of our operating income increase would be awarded to Mr. Strickland under the incentive compensation plan for our chief financial officer, the Compensation Committee took into account the responsibilities and experience of Messrs. Emile Battat and Strickland, as well as their capacities to influence our results, and concluded that it would be appropriate for the maximum bonus that could be paid to Mr. Strickland under the formula applicable to him to be approximately 25% of the maximum bonus that could be paid to Mr. Emile Battat under the formula applicable to him. Mr. David Battat’s annual cash bonus is based on the performance of our unit for which Mr. David Battat serves as President and continues to be responsible for day-to-day operations.  In addition to the formula-based cash bonuses to which our executive officers may be entitled, they also may receive discretionary cash bonuses if recommended by our Compensation Committee and approved by our Board of Directors.

We endeavor to structure our compensation program so that our base salaries and annual cash bonus opportunities are adequate to attract and retain key personnel and we have sufficient long-term equity compensation to motivate our executive officers and other key personnel to focus on our performance over the longer term.  We believe that our compensation program is designed in a manner so as not to encourage excessive risk taking.  Our executive officers’ base salaries are fixed amounts and therefore do not encourage risk taking.  Our annual and long-term incentive compensation arrangements for our executive officers are tied to our performance on an annual basis and over the longer term.  We believe that those incentive programs, taken together with base salaries, are balanced and do not promote excessive risk taking.  Our Compensation Committee considers the following corporate factors in establishing our compensation program and making compensation decisions:

●           increase in our earnings per share;
●           increase in our operating income;
●           total stockholder return;

●           safety; and
●           efficiency of our operations.

Base Salaries

In structuring the compensation program, we start with the annual base salary and build on that element. Salaries are based on the executive officer’s performance, responsibilities, experience, capacity to influence our results, competitive conditions and length of service with us. When determining the base salaries for our executive officers, our Compensation Committee reviews the total annual compensation for those executive officers for previous years, including base salary, cash bonuses, long-term incentive awards, benefits and perquisites. To facilitate this review, our Compensation Committee uses tally sheets identifying each of these elements.  Our executive officers’ base salaries are not contingent on our corporate performance.

Mr. Emile Battat’s annual base salary is $500,000 and has been at that level since 2002, in accordance with the terms of his employment agreement. Throughout the period since 2002, Mr. Emile Battat has requested that his base salary not be increased, including when his employment agreement was amended in 2006 to, among other things, extend the term of employment for an additional five years.

Mr. David Battat was elected as our President and Chief Operating Officer in 2007.  As his responsibilities have expanded and the operating unit of which he is President has grown, Mr. David Battat’s annual base salary has been increased and was fixed at $275,000 for 2010.  Our Compensation Committee believes that these increases have been appropriate in light of Mr. David Battat’s duties at the Company level as well as the significant contribution that the operating unit of which he serves as President has been making to the Company’s overall results.

Mr. Strickland’s annual base salary was increased from $210,000 to $225,000 effective January 1, 2010. Our Compensation Committee believes that the increase was appropriate in light of market conditions, the continuing growth of the Company, Mr. Strickland’s individual performance and his length of service with the Company.

Annual Incentive Compensation

Our employment agreement with Mr. Emile Battat and our incentive compensation plan for our chief financial officer each provide for annual cash bonuses or incentive awards based on increases in our operating income, although at different levels. As provided in the employment agreement and that plan, our Compensation Committee has the authority to exercise its discretion to adjust any increase in our operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures or similar corporate transactions.  In addition to serving as our President and Chief Operating Officer, Mr. David Battat serves as President of one of our operating units and devotes a substantial portion of his time to the operations of that unit. In reviewing Mr. David Battat’s total compensation, our Compensation Committee, with the recommendation of Mr. Emile Battat, concluded that for 2010 it was appropriate for Mr. David Battat to continue participating in that unit’s incentive compensation plan. Accordingly, the Compensation Committee has not recommended that a separate plan similar to those under which Messrs. Emile Battat and Strickland receive incentive compensation be implemented for Mr. David Battat. The unit’s plan establishes a pool each year equal to a portion of the unit’s operating profits. The pool is used to pay certain bonuses to that unit’s manufacturing and assembly employees, other discretionary bonuses to employees not designated as key employees and certain other expenses. The balance of the pool, if any, is distributed to key employees, with 75% of a participant’s bonus to be paid prior to March 15 of the year immediately following the year for which the pool is established and 25% to be paid by March 15 of the following year if the participant is still employed. The plan is administered by our executive officers subject to review and adjustments by our Compensation Committee with respect to bonuses for the one executive officer who participates in that plan.  Our Compensation Committee has the authority to recommend discretionary cash bonuses based on the performance of the Company, one or more Company units or individual performance.  We believe that this discretionary authority may be useful because there may be circumstances that would support awards being made in addition to those under, or in the absence of attainment of the performance goals in, the plans and arrangements discussed above. Based on our performance and Mr. David Battat’s individual performance, our Compensation Committee recommended, and our Board of

Directors approved, a discretionary cash bonus of $100,000 to Mr. David Battat for 2009, 75% of which was paid prior to March 15, 2010 and the remaining 25% of which was paid to Mr. David Battat early in 2011.

Long-Term Incentive Awards

Long-term equity-based compensation is an integral part of our total compensation package. It is intended to align the interests of our executive officers and key personnel with the interests of our stockholders in focusing on long-term growth and stock performance. We review the costs and benefits to us from the various forms of long-term compensation, recognizing that stock options will have little or no value if we do not have increased profitability and that restricted stock and restricted stock units may continue to have value, though possibly reduced, if our profitability declines.

Our policy is that if we are going to make equity awards, other than in connection with new hires or unusual circumstances, those awards will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meetings, which usually are held each May.  In May 2010, our Compensation Committee awarded Mr. Strickland 200 shares of restricted stock that vest over a two-year period in recognition of his performance and the Company’s performance in 2009.

Benefits and Perquisites

As a part of our total compensation package, we provide various benefits to our executive officers, including health insurance and life and disability insurance.  We also maintain a 401(k) Plan for all of our employees, including our executive officers. Under our 401(k) Plan, we make matching contributions of up to 3.5% of a participant’s eligible compensation. Our executive officers are fully vested in our matching contributions.  Perquisites are not a significant component of compensation for our executive officers.

Termination and Change in Control Arrangements

We have agreements or plans under which Messrs. Emile Battat, David Battat and Strickland are entitled to payments and benefits upon termination of employment under certain circumstances. The terms of Mr. Emile Battat’s arrangement are included in his employment agreement and were determined on the basis of recommendations by our Compensation Committee after discussions with him. The terms of Mr. David Battat’s arrangement were recommended by our Compensation Committee after consideration of his responsibilities and experience. The terms of Mr. Strickland’s severance plan were recommended by our Compensation Committee after consideration of Mr. Strickland’s total compensation package and length of service with the Company. We have structured our arrangements with our executives so that a change in control alone does not trigger any payments and, with respect to their equity awards, results only in acceleration of vesting. We believe acceleration of vesting provides our executive officers a reasonable measure of protection in the event of a change in control.  For a more detailed discussion of the terms of these arrangements, see “Potential Termination and Change in Control Payments” at page 17 of this proxy statement.

Stock Ownership Guidelines for Officers

Our stock ownership guidelines, which were adopted by our Board of Directors in 2010, are designed to ensure that our executive officers, and designated officers of our subsidiaries, acquire and maintain a meaningful equity stake in the Company and to align their interests more closely with those of our stockholders.  The guidelines provide that within four years of becoming subject to the guidelines our Chief Executive Officer will own 16,000 shares of our common stock, our Chief Operating Officer will own 8,000 shares of our common stock and our Chief Financial Officer will own 6,000 shares of our common stock.  Other officers of the Company or our subsidiaries who are designated by our Board of Directors are required to own at least 2,000 shares of our common stock by the later of five years from being designated and five years after adoption of the guidelines.  Shares of our stock that count toward those guidelines are shares owned outright, shares held as restricted stock, shares underlying stock units and shares held in certain trusts.

Other

The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Emile Battat, whose base salary is fixed by his employment agreement, and discretionary bonuses can be awarded based on the individual performance of the executives as well as the performance of the Company or its units. Additionally, we can make equity awards to reward individual performance. We have not had to adjust or restate performance measures upon which awards have been made and, accordingly, have not made any decisions nor adopted any policy with respect to adjusting or reducing awards as a result of any such adjustment or restatement. However, we would expect to reduce or adjust awards if such events were to occur. We recognize that there may be circumstances where the individual responsibilities and performance of our executive officers or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reducing compensation levels where permitted. In addition, we recognize that it may be necessary to increase materially compensation to retain personnel who may have attractive offers from other companies. However, this has not been a practice that we have engaged in regularly, though we have taken this action on occasion in the past.

In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, including the number of shares of our common stock owned by our executive officers and the number of unexercised options held and restricted stock or restricted stock units held, as well as the potential benefits they may realize upon the sale of the stock underlying these awards.

Although we expect that our Compensation Committee will continue to grant options where appropriate to provide longer term incentives to our executive officers and other key personnel, our Compensation Committee is continually weighing the benefit expected to be received from that element of our compensation program against the impact that type of award will have on our corporate earnings under recent accounting changes and the advantages and disadvantages of other types of equity awards.

We also have a policy that discourages hedging the risk of ownership of our securities.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Members of the Compensation Committee

Hugh J. Morgan, Jr. (Chairman)	Ronald N. Spaulding	John P. Stupp, Jr.

The following table sets forth summary information concerning the compensation of our three executive officers during the periods indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)		Total ($)

Emile A Battat Chairman of the Board and Chief Executive Officer	2010	500,000	—		—	—	417,128		—	34,933	(5)	952,061
	2009	500,000	—		—	—	235,494		3,772	13,871		753,137
	2008	500,000	—		—	—	296,481		5,438	14,119		816,038

David A. Battat President and Chief Operating Officer	2010	275,000	—		—	—	500,000	(6)	—	36,526	(7)	811,526
	2009	250,000	100,000	(8)	—	—	275,000		422	13,291		638,713
	2008	250,000	—		444,240	388,920	215,000		609	11,895		1,310,664

Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer	2010	225,000	—		30,046	—	104,282		—	11,960	(9)	371,288
	2009	210,000	—		—	—	58,873		6,858	10,598		286,329
	2008	210,000	—		—	—	74,120		9,886	10,637		304,643

(1)
The amounts presented in this column represent the aggregate grant date fair value of stock awards made during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in the valuations may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
The amounts presented in this column represent the aggregate grant date fair value of option awards made during the year computed in accordance with FASB ASC Topic 718.  The grant date fair value was determined using a Black-Scholes valuation applied to the number of shares granted under an option.  The assumptions used in the Black-Scholes valuations and the resulting values per share may be found in Note 8 to the financial statements included as a part of our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
These awards were made to Mr. Emile Battat under his employment agreement with us, to Mr. David Battat under the Halkey-Roberts Incentive Compensation Plan, or Halkey-Roberts Plan, and to Mr. Strickland under the incentive compensation plan for our chief financial officer.  Under the Halkey-Roberts Plan, 75% of the award for a year is to be paid prior to March 15 of the succeeding year and the remaining 25% is to be paid by March 15 of the following year provided the person who is to receive such payment is then employed by Halkey-Roberts or an affiliate.

(4)
In 2007, we terminated the Atrion Corporation Cash Balance Plan, or Cash Balance Plan.  Each of our executive officers participated in the Cash Balance Plan and elected a lump sum distribution of his account which was paid in October 2009.  The amounts presented in this column for 2009 represent the difference between the Present Value of Accumulated Benefits under the Cash Balance Plan at December 31, 2008 and the amounts actually distributed to our executive officers in October 2009, which distributions were as follows:  Mr. Emile Battat -- $129,521; Mr. David Battat - $14,493; and Mr. Strickland -- $235,456.  The amounts presented in this column for 2008 are the amounts accumulated in the named executive officer’s account under the Cash Balance Plan between January 1, 2008 and December 31, 2008.

(5)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $8,575; (ii) dividends on restricted stock of $25,920; and (iii) payment of life insurance premiums of $438.

(6)
This amount was awarded to Mr. David Battat for 2010 pursuant to the Halkey-Roberts Plan, and, in accordance therewith, he received 75% of that amount prior to March 15, 2011 and the remaining 25% is to be paid by March 15, 2012 provided he is then employed by Halkey-Roberts or an affiliate.

(7)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $8,575; (ii) dividends on restricted stock of $27,480; and (iii) payment of life insurance premiums of $471.

(8)	Mr. David Battat was awarded this bonus for 2009, and he received 75% of the bonus prior to March 15, 2010 and received the remaining 25% before March 15, 2011.
(9)
Includes the following paid or accrued by us or one or more of our subsidiaries: (i) matching contributions to the 401(k) Plan of $7,867, (ii) dividends on restricted stock of $840 and (iii) payment of life insurance premiums of $3,253.

The following table sets forth summary information concerning the grants of plan-based awards to our executive officers during the year ended December 31, 2010.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($) (3)	Threshold (#)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Emile A Battat(4)	—	0	417,128	—	—	—	—	—	—	—	—

David A. Battat(4)	—	0	500,000	—	—	—	—	—	—	—	—

Jeffery Strickland(4)	—	0	104,282	112,500	—	—	—	—	—	—	—

(1)
The amounts presented in this column are $0 because Mr. Emile Battat’s employment agreement, the Halkey-Roberts Plan and the incentive compensation plan for our chief financial officer do not provide for threshold amounts if performance targets are not met.

(2)	The amounts presented in this column represent the payments that Mr. Emile Battat, Mr. David Battat and Mr. Strickland received for 2010.
(3)
Mr. Emile Battat’s employment agreement and the Halkey-Roberts Plan do not provide for a maximum bonus.  The maximum amount shown for Mr. Strickland represents 50% of Mr. Strickland’s base salary for 2010, the highest percentage of base salary that may be awarded under the incentive compensation plan for our chief financial officer.

(4)	See “Certain Agreements, Plans and Transactions” at page 17 of this proxy statement.

Base Salaries

Mr. Emile Battat’s base salary is fixed by his employment agreement.  Base salaries for Mr. Strickland and Mr. David Battat are reviewed annually, and adjustments are generally made on the basis of our performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies, cost-of-living information and the individual performance of the respective executive officer.  The Compensation Committee has not assigned relative weights or values to any of such criteria.  With respect to our financial performance, the Compensation Committee generally takes into consideration our operating income, earnings per share and total stockholder return.

Incentive Compensation

The Company and its subsidiaries have implemented cash incentive plans covering certain key employees.  Mr. Emile Battat is eligible for cash incentive awards under the terms of his employment agreement, and Mr. Strickland may receive cash incentive awards under the terms of the incentive compensation plan for our chief financial officer.  Mr. David Battat participates in the Halkey-Roberts Plan and may receive cash incentive awards under that plan.  These arrangements are described in more detail in “Certain Agreements, Plans and Transactions” at page 17 of this proxy statement.  These arrangements are intended to foster a corporate culture focused on bottom line results by providing key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources.  In addition, our executive officers may receive discretionary bonuses if recommended by our Compensation Committee and approved by our Board of Directors.

The following table sets forth summary information concerning our executive officer’s outstanding equity awards as of December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Emile A Battat	—	—		—	—		1,500	269,190	—	—

David A. Battat	6,208	6,208	(2)	—	111.06	5/9/13	2,000	358,920	—	—

	—	1,792	(2)	—	111.50	5/9/13	—	—	—	—

Jeffery Strickland	—	—		—	—	—	200	35,892	—	—

(1)	Based on the closing price of $179.46 per share of the common stock of the Company on December 31, 2010.
(2)	One-half of this option award will vest on each of May 8, 2011 and May 8, 2012.

The following table sets forth summary information concerning the exercise of options and the vesting of stock during the year ended December 31, 2010 for our executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Emile A Battat	25,000	2,249,000	1,500	217,215

David Battat	1,792	107,341	1,000	145,125

Jeffery Strickland	—	—	—	—

(1)	Based on the average of the high and low trading prices of the Company’s common stock on the vesting dates.

Certain Agreements, Plans and Transactions

We have an employment agreement with Mr. Emile Battat that provides for base salary for each calendar year of $500,000.  In addition, Mr. Emile Battat is entitled to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in the discretion of the Compensation Committee.  Our employment agreement with Mr. Emile Battat also provides for certain payments to be made and benefits provided to Mr. Emile Battat upon termination of employment, as discussed in “Potential Termination and Change in Control Payments” below. The term of our employment agreement with Mr. Emile Battat expires on December 31, 2011 but automatically renews for additional one-year terms unless either we or Mr. Emile Battat notifies the other of termination at least 30 days prior to the expiration of the then-current term.

Mr. David Battat participates in the Halkey-Roberts Plan.  The Halkey-Roberts Plan provides for a bonus pool equal to 15% of the excess of Halkey-Robert’s operating profit, reduced by a percentage of the amount of our corporate overhead that is allocated to Halkey-Roberts each calendar year, over that amount required for Halkey-Roberts to realize a 15% return on the average of total net assets excluding cash but including working capital used in the operations of Halkey-Roberts for such calendar year.  The Halkey-Roberts Plan provides that each participant will receive 75% of his or her bonus prior to March 15 of the year following the year to which the bonus is attributable, and 25% by the next succeeding March 15 provided the participant is then employed by Halkey-Roberts or an affiliate.  Mr. David Battat was awarded a bonus under the Halkey-Roberts Plan of $500,000 for 2010, $375,000 of which was paid in early 2011 and $125,000 of which will be paid by March 15, 2012 if Mr. David Battat is then employed by us or a subsidiary.  We have a change in control agreement with Mr. David Battat that provides that he will be entitled to certain payments and benefits in the event his employment is terminated in connection with a change in control of the Company, as discussed in “Potential Termination and Change in Control Payments” below.

We have an incentive compensation plan for our chief financial officer.  Under that plan, Mr. Strickland is to receive a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in the discretion of the Compensation Committee.  The bonus may not exceed 50% of Mr. Strickland’s base salary for such calendar year.  Mr. Strickland was awarded a bonus of $104,282 for 2010 pursuant to that plan.  The Company has a severance plan pursuant to which Mr. Strickland will be entitled to certain payments if his employment is terminated under certain circumstances in connection with a change in control of the Company, as discussed in “Potential Termination and Change in Control Payments” below.

Potential Termination and Change in Control Payments

Termination for Just Cause or Without Good Reason

If Mr. Emile Battat’s employment is terminated by us for “just cause” or by Mr. Emile Battat without “good reason” (as those terms are defined in Mr. Emile Battat’s employment agreement), he is to receive his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date.  He will also be entitled to receive his accrued vacation pay, unreimbursed business expenses and vested amounts under the 401(k) Plan.

If Mr. David Battat’s employment or Mr. Strickland’s employment is terminated for cause, the terminated executive officer will receive his base salary up to the termination date, accrued vacation pay, unreimbursed business expenses and vested amounts under the 401(k) Plan.

Termination Without Just Cause or With Good Reason or Due to Death or Disability

If Mr. Emile Battat’s employment is terminated by us without just cause, by Mr. Emile Battat with good reason or due to his death or disability, he will be entitled to receive the same payments and other benefits he would receive had the termination been with just cause plus an amount equal to the sum of one year’s base salary and the average annual bonus received by him in the three years prior to the year in which the termination occurs.  In addition, we will continue to provide group health plan benefits for him, his spouse and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s or Mr. Strickland’s employment is terminated by us without “just cause,” by either of them with “good reason” (as those terms are defined in Mr. David Battat’s change in control agreement and Mr. Strickland’s severance plan) or due to death or disability, and such termination is not in connection with a change in control of the Company, the terminated executive officer will receive the same payments and other benefits he would have received had the termination been with just cause.

Termination Without Just Cause or With Good Reason in Connection with Change in Control

If Mr. Emile Battat’s employment is terminated by us without just cause or by Mr. Emile Battat for good reason in contemplation of or within two years following a “change in control” (as that term is defined in Mr. Emile Battat’s employment agreement), he will be entitled to receive the same payments and other benefits he would receive had the termination been with just cause, plus an amount equal to two times the sum of one year’s base salary and the average annual bonus received by him for the three years prior to the year in which the termination occurs.  In addition, we will continue to provide group health plan benefits for him, his spouse and his dependents for one year and all stock options and other equity will fully vest and become exercisable on the termination date.

If Mr. David Battat’s employment is terminated by us or Halkey-Roberts without just cause or by Mr. David Battat for good reason in contemplation of or within two years following a “change in control” (as defined in Mr. David Battat’s change in control agreement), he will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus his base salary up to the termination date and the annual bonus for the calendar year in which the termination date occurs, prorated for the number of days in such calendar year prior to the termination date, and an amount equal to two times the sum of one year’s base salary and the average annual bonus to which he was entitled for the three years prior to the year in which the termination occurs.  In addition, Mr. David Battat’s unvested equity awards will vest, and he will be entitled to one year’s health benefits.

If there is a change in control of the Company and Mr. Strickland’s employment is terminated by us without cause or by Mr. Strickland with good reason prior to Mr. Strickland’s death, attainment of age 65 or the expiration of two years following the change in control, Mr. Strickland will be entitled to receive the same payments and other benefits he would have received had the termination been with just cause, plus severance pay in an amount equal to his annual base salary for the 12 months preceding termination of employment.  In addition, Mr. Strickland will be entitled to receive any bonus due under the incentive compensation plan for our chief financial officer.

Change in Control without Termination of Employment

If there is a change in control but no termination of employment, the unvested options and restricted stock held by Messrs. Emile Battat, David Battat and Strickland will vest under the terms of the 2006 Equity Plan.

The following table sets forth the payments and benefits that each executive officer would have received had his employment been terminated or had a change in control occurred on December 31, 2010:

Name	Type of Payment or Benefit	Termination for Just Cause or Without Good Reason ($)	Termination Without Just Cause, For Good Reason, or upon Death or Disability ($)	Termination Without Just Cause or For Good Reason in Connection with a Change in Control ($)		Change in Control ($)

Emile A Battat	Severance Payment(1)	427,637	1,242,027	2,056,417		—
	Equity Awards(2)	—	269,190	269,190		269,190
	Retirement Benefits(3)	60,273	60,273	60,273		—
	Health Benefits	—	13,596	13,596		—
	Total	487,910	1,585,086	2,399,476		269,190

David A. Battat	Severance Payment(4)	24,102	24,102	1,442,436		—
	Equity Awards(2)	—	—	905,331		905,331
	Retirement Benefits(3)	31,424	31,424	31,424		—
	Health Benefits	—	—	6,312		—
	Total	55,526	55,526	2,385,503		905,331

Jeffery Strickland	Severance Payment(5)	4,038	4,038	333,320	(6)	—
	Equity Awards(2)	—	—	35,892		35,892
	Retirement Benefits(3)	241,621	241,621	241,621		—
	Health Benefits	—	—	—		—
	Total	245,659	245,659	610,833		35,892

(1)	Includes unreimbursed business expenses in the amount of $10,509.
(2)	Represents the market price as of December 31, 2010 of equity awards vesting on termination of employment or change in control less, in the case of options, the exercise price of those options.
(3)
These retirement benefits are the market value of the vested amount contributed by the Company to the named executive officer’s account under the 401(k) Plan, excluding amounts rolled over from the terminated Cash Balance Plan.

(4)	Includes unreimbursed business expenses of $18,814 and accrued vacation pay in the amount of $5,288.
(5)	Includes accrued vacation pay in the amount of $4,038.
(6)	Includes payment under Mr. Strickland’s severance plan and bonus for 2010 under the incentive compensation plan for our chief financial officer.

Compensation Committee Interlocks and Insider Participation

During 2010, Messrs. Morgan, Spaulding and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was or had previously been an officer or employee of the Company or our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2010, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of our Board of Directors, or any committee thereof.

Related Party Transactions

Our Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or disapprove, in its sole discretion, in advance, any proposed related-party transaction, within the meaning of Nasdaq listing standards and rules and regulations promulgated by the SEC.  Under the Audit Committee’s written policies, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or disapproval.  The Audit Committee will approve such a transaction only if it determines that the transaction is in our best interest.

In considering a related party transaction, the Audit Committee will consider all relevant factors, including as applicable (i) our business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to us.

The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction.  Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee.  If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

During 2010, we were not a party to any transactions involving amounts in excess of $120,000 in which any related person had a direct or indirect interest.

Item No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has appointed the firm of Grant Thornton LLP as independent accountants to audit our financial statements for the year 2011.  Although ratification by stockholders of the selection of Grant Thornton LLP is not required by law, the selection of Grant Thornton LLP is being submitted to our stockholders for ratification because we believe it is a good corporate practice.  If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.  A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT OUR FINANCIAL STATEMENTS FOR THE YEAR 2011.

Audit and Related Fees

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q were $287,733 for the year ended December 31, 2010 and $276,475 for the year ended December 31, 2009.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for consultations regarding financial and reporting standards were $683 for the year ended December 31, 2010 and $650 for the year ended December 31, 2009.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax services were $29,390 for the year ended December 31, 2010 and $36,175 for the year ended December 31, 2009.  These fees relate to federal and state tax compliance and tax advice in each such year.

All Other Fees

There were no fees billed by Grant Thornton LLP for services rendered for the year ended December 31, 2010 or for the year ended December 31, 2009 other than those set forth above.

The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.

The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the auditor’s independence.  In accordance with those policies and procedures, we are not to engage the independent auditors to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  In the fourth quarter of each year, the Audit Committee is to review the services expected to be performed by the independent auditor. The Audit Committee will pre-approve fee levels for the up-coming fiscal year for each of the following categories: audit, audit-related and tax compliance/planning services (individual projects less than $10,000).  Tax compliance/planning projects exceeding $10,000 and all other services not pre-approved in the categories above will require specific pre-approval from the Audit Committee on an individual project basis.  Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee Chairman as described below. The Audit Committee will not delegate to our management its responsibilities to pre-approve services performed by the independent auditor.  However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year.  The Chairman has the authority to review and approve permissible services up to $10,000 per service, provided that the aggregate amount of such services does not exceed $25,000 in any calendar year.  The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.  During the year ended December 31, 2010, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2010.  The Audit Committee has discussed with Grant Thornton LLP, our auditors, the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Members of the Audit Committee

John P. Stupp, Jr. (Chairman)	Hugh J. Morgan, Jr.	Ronald N. Spaulding

Item No. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, or Exchange Act, we are requesting our stockholders to approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative discussion presented under “Executive Compensation” beginning at page 9 of this proxy statement.

Our executive compensation program has been designed to attract, retain and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both short- and long-term goals without encouraging inappropriate risks to achieve performance.

As an advisory vote, this proposal is not binding on the Company.  However, our Compensation Committee and our Board of Directors value the opinions of our stockholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.

Accordingly, we will present the following resolution for vote at our 2011 annual meeting of stockholders:

“RESOLVED, that the stockholders of Atrion Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table in the Company’s proxy statement for its 2011 annual meeting of stockholders, as described in the Compensation Discussion and Analysis and disclosed in said Summary Compensation Table and related compensation tables and narrative discussion set forth in said proxy statement.”

The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

Item No. 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTING ON THE
COMPENSATION OF OUR EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are also requesting stockholders to vote, on an advisory basis, on how frequently we present a request for an advisory vote on the compensation of our executive officers.  Stockholders will be able to cast their votes on whether we present the advisory vote on our executive compensation every year, every two years or every three years.

We recognize that there are advantages and disadvantages to each of the presented options for the frequency of an advisory vote on executive compensation, and we are recommending that our stockholders select a frequency of every three years for the advisory vote on the compensation of our executive officers.  The Board of Directors believes this is the best approach for the Company based on a number of considerations, including the following:

●
Our executive compensation program is intended to operate and support value creation over the longer term.  A vote every three years gives our stockholders sufficient time to review and reach conclusions on significant executive compensation issues and trends.

●	A three-year schedule provides our stockholders sufficient time to evaluate the effectiveness of both short-term and long-term compensation strategies and operations of the Company.

●
Stockholders may communicate with us throughout the year with respect to our executive compensation program and voting more frequently than every three years on our compensation program should not be needed for stockholders views to be expressed.

●
A three-year schedule gives the Compensation Committee and the Board of Directors time to evaluate the results of the most recent advisory vote on executive compensation, to develop and implement any adjustments to our executive compensation program that may be appropriate in light of the preceding vote on executive compensation and for stockholders to see and evaluate the effects of any changes in our program.

Although the Board of Directors recommends a vote every three years, stockholders will be able to specify one of the three choices set forth above or they may abstain from voting on this proposal.  Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation.

The Board of Directors will consider the frequency choice receiving the highest number of votes cast as the stockholders’ preferred choice for the frequency of advisory voting on the compensation of our executive officers.  Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. However, we value the opinions of our stockholders, and we will consider the outcome of the vote in making determinations regarding the presentation of vote proposals in future proxy statements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR A FREQUENCY OF EVERY THREE YEARS FOR ADVISORY VOTING ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

SECURITIES OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 28, 2011 by (i) each of our directors, two of whom are also the Board of Directors’ nominees for election as directors at the annual meeting; (ii) our executive officers who are named in the Summary Compensation Table herein; (iii) all of our directors and executive officers as a group, and (iv) each other person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class (1)

Emile A Battat (2)	210,303		10.43%
David A. Battat	22,000	(3)	1.09%
Hugh J. Morgan, Jr.	20,403		1.01%
Ronald N. Spaulding	1,117		*
Roger F. Stebbing	14,000	(3)	*
John P. Stupp, Jr.	162,240	(3)(4)	8.04%
Jeffery Strickland	9,149	(5)	*
Royce & Associates, LLC(6)	215,866		10.71%
T. Rowe Price Associates, Inc.(7)	196,150		9.73%
All directors and executive officers as a group (7 persons) (8)	439,212		21.59%

*	Less than 1% of class.
(1)
Based on 2,015,929 shares of common stock outstanding on March 28, 2011, plus shares that can be acquired through the exercise of options within 60 days thereafter by the specified individual or group.  Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(2)
The business address for Mr. Emile Battat is One Allentown Parkway, Allen, Texas  75002-4211.  Mr. Emile Battat is the father of Mr. David Battat, who is our President and Chief Operating Officer and the President of Halkey-Roberts.

(3)
The shares listed include the following shares issuable upon the exercise of options exercisable on March 28, 2011 or within 60 days thereafter:  Mr. David Battat, 10,208 shares; Mr. Stebbing, 6,000 shares; and Mr. Stupp, 2,000 shares.  All such persons are parties to award agreements setting forth certain terms of options granted to them under the 2006 Equity Plan or the 1997 Stock Incentive Plan.  The shares listed do not include stock units convertible into shares of common stock at a later date.

(4)
Includes 135,000 shares held by Stupp Bros., Inc. as to which Mr. Stupp shares voting power and investment power as a director and executive officer and as a voting trustee of a voting trust which owns 100% of the voting stock of Stupp Bros., Inc.  The 135,000 shares held by Stupp Bros., Inc. are pledged to that company’s lenders as security for its working capital line of credit.  The 135,000 shares held by Stupp Bros., Inc. represent 6.70% of our common stock outstanding as of March 28, 2011.  Of the 27,240 shares beneficially owned directly by Mr. Stupp, 11,948 shares are pledged as collateral for a loan.  The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri  63125.

(5)	Includes 6,049 shares held in a family trust of which Mr. Strickland is a co-trustee and as to which Mr. Strickland has shared voting and investment power.
(6)
The address of Royce & Associates, LLC (“Royce”) is 745 Fifth Avenue, New York, New York 10151.  This information is based upon a Schedule 13G dated January 11, 2011 filed with the SEC and furnished to the Company reporting that Royce has sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of 215,866 shares of common stock.

(7)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon a Schedule 13G dated February 10, 2011 filed with the SEC and furnished to the Company by T. Rowe Price Associates, Inc., or Price Associates, and T. Rowe Price Small-Cap Value Fund, Inc., or Small-Cap Value Fund, reporting that Price Associates has sole power to vote or direct the vote of 19,150 shares of common stock and has sole power to dispose of or direct the disposition of 196,150 shares of common stock and that Small-Cap Value Fund has sole power to vote or direct the vote of 177,000 shares of common stock.  For purposes of the reporting requirements of the Exchange Act of 1934, or Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has expressly disclaimed beneficial ownership of all such shares.

(8)	See notes (1)-(5) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC and to provide copies of those reports to us.  We assist our directors and officers with completing and filing these reports.  Based upon a review of these filings and written representations from our directors and officers, we believe that all reports were filed timely in 2010.

STOCKHOLDER PROPOSALS

Stockholder Proposals in Our Proxy Statement

In order for proposals by stockholders to be considered for inclusion in our proxy material relating to the 2012 annual meeting of stockholders, such proposals must be received by us on or before December 17, 2011.

Stockholder Proposals to be Presented at Annual Meetings

Our Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give us written notice of such stockholder’s intent to bring that business before such meeting.  The notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at our principal executive offices not later than the close of business on the 120th day prior to the first anniversary of the date of our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders.  However, in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 120th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is first made.  Such notice for the 2012 annual meeting must be delivered not later than December 17, 2011, provided the date of the 2012 annual meeting is not more than 30 days before or more than 60 days after May 26, 2012.  The stockholder’s written notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the stockholder who intends to propose such business; (c) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; (d) any material interest of the stockholder in such business; and (e) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner.  The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure.

Stockholder Nominations for Directors

Our Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give us written notice, within the same time period described above for a stockholder who desires to bring business before a meeting, setting forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.  The Chairman of the meeting may refuse to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedure.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we are referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing.  As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC.  In addition, this proxy statement includes our website address.  This website address is intended to provide inactive, textual references only.  The information on our website is not part of this proxy statement.

COST AND METHOD OF SOLICITATION

The cost of soliciting proxies will be borne by us.  In addition to the use of the mails, proxies may be solicited personally or by telephone, telegram, facsimile and other electronic communication methods by our directors, officers and employees without additional compensation.  Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of our common stock held in their names or in those of their nominees and their reasonable expenses will be reimbursed upon request.

OTHER BUSINESS

Our Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.  However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By Order of the Board of Directors

Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer

April 15, 2011

VOTE BY INTERNET - www.proxyvote.com
ATRION CORPORATION ONE ALLENTOWN PARKWAY ALLEN, TX 75002
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M35151-P08634	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ATRION CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each nominee listed in Item 1.		☐	☐	☐

1.	Election of Directors

Nominees:

01) Emile A Battat
02) Ronald N. Spaulding

The Board of Directors recommends you vote FOR Items 2 and 3.							For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent accountant for 2011.						☐	☐	☐

3.	Advisory vote on the compensation of executive officers.						☐	☐	☐

The Board of Directors recommends you vote for a frequency of every 3 YEARS in Item 4.						1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of advisory voting on the compensation of executive officers.					☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M35152-P08634

ATRION CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hugh J. Morgan, Jr. and John P. Stupp, Jr., or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as specified on the reverse side of this proxy and in their discretion upon such other matters that may properly come before the meeting or any adjournment thereof, all of the shares of Common Stock of Atrion Corporation that the undersigned is entitled to vote at the annual meeting of stockholders of Atrion Corporation to be held at 10:00 a.m., Central Time, on Thursday, May 26, 2011, at the offices of Atrion Corporation, One Allentown Parkway, Allen, TX 75002, and at any adjournment thereof.

This proxy, if properly executed and returned, will be voted as directed or, if no direction is given, will be voted FOR the nominees listed in Item 1, FOR Items 2 and 3 and for a frequency of every 3 YEARS in Item 4. If any other matters properly come before the meeting, this proxy will be voted as determined by the proxies in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side